UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021
____________________

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 10, 2021, Rekor Systems, Inc. (the “Company”) issued a press release summarizing the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2020. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The foregoing information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

A conference call has been scheduled for March 10, 2021, at 4:45 PM ET. Listeners may access the call live by telephone at (877) 407-8033 (toll free) and internationally at (201) 689-8033; or, via the Internet at https://www.webcaster4.com/Webcast/Page/2523/40273. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations at https://www.rekor.ai/investors.

In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in the press release, furnished herewith, and a copy of which can also be accessed in the investor relations section of the Company's website referenced above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 10, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: March 10, 2021	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer